Shutterfly Announces Second Quarter 2018 Financial Results

REDWOOD CITY, Calif. August 7, 2018 -- Shutterfly, Inc. (NASDAQ:SFLY), the leading online retailer and manufacturer of high-quality personalized products and services, today announced financial results for the second quarter ended June 30, 2018.

“With the closing of the Lifetouch acquisition, the second quarter of 2018 marks the beginning of a new stage of Shutterfly's growth,” said Christopher North, President and Chief Executive Officer of Shutterfly. “Shutterfly now comprises three divisions: Shutterfly Consumer, Lifetouch, and Shutterfly Business Solutions. All three are large, profitable businesses that are the leaders in their respective industries, and all three have significant opportunities ahead of them. As we continue to integrate Lifetouch, all three divisions will both contribute to and benefit from the combined scale and capabilities of the overall company, most significantly via our world-class manufacturing platform. This sets Shutterfly on a long-term path for sustained, profitable growth.”

"After three full months of Lifetouch ownership, we're pleased with the business results, the Lifetouch leadership, and the close alignment of mission and culture between the two companies. While the full integration of Lifetouch will take several years, the early integration work is off to a strong start and confirms our excitement about the potential for the combined company.”

Second Quarter 2018 Financial Highlights

GAAP net revenue was $443.4 million, which includes Lifetouch from the acquisition date of April 2, 2018. Shutterfly Consumer segment net revenue totaled $165.0 million, an 8% year-over-year decrease. GAAP Lifetouch segment net revenue was $228.6 million. Shutterfly Business Solutions segment net revenue totaled $49.8 million, a 66% year-over-year increase. GAAP operating loss totaled $22.9 million. Net loss was $26.5 million, or a loss of $0.80 per share.

Non-GAAP net revenue, excluding purchase accounting adjustments related to the deferred revenue write-down, was $476.7 million. Shutterfly Consumer brand like-for-like revenue growth was 4%, compared to the second quarter of 2017. Non-GAAP Lifetouch segment net revenue was $261.9 million. Normalized operating income, excluding restructuring, acquisition-related charges and purchase accounting adjustments related to the deferred revenue write-down and inventory write-up, was $32.3 million. Normalized net income was $13.6 million. Adjusted EBITDA was $84.4 million.

The Company expanded its segment reporting which will help investors better understand the trends in the business (see Appendix 2.1, page 10 and 11).

Capital Structure Update

In the second quarter of 2018, the Company settled its $300.0 million of convertible notes in cash, as planned and communicated previously. As expected, the conversion option settled in the money. Therefore, the Company transferred 1,108,176 shares to the noteholders, and pursuant to the

Company's bond hedge, received shares from the bond hedge counterparties offsetting any dilution from the conversion option. The warrants initially sold with the convertible notes settle in the third quarter of 2018. There are 4,675,408 warrants that will settle ratably over an 80-day period commencing on August 15. The Company intends to net share settle the warrants.

As a reminder, in the near term the Company anticipates using cash to pay down its acquisition debt, and maintaining a BB rating profile. Longer term, the Company will continue to focus on optimizing capital allocation across organic re-investment in the business, further M&A, and returning excess capital to shareholders.

iMemories Update

At the time the Company purchased Lifetouch, the Company anticipated that it would exit the iMemories business, as Shutterfly Photos was a more complete and advanced solution.  As communicated on the Q1 earnings call, the Company decided to accelerate the process of exiting iMemories. The Company completed the divestiture in the second quarter, resulting in restructuring charges of $3.0 million.

Business Outlook[1]

On a full-year 2018 basis the Company is raising its guidance on net revenue and adjusted EBITDA, and is updating non-GAAP guidance to the following (in millions, except per share amounts):

	Prior Non-GAAP Guidance Midpoint as of May 2, 2018		Updated Non-GAAP Guidance Midpoint
	Twelve Months Ending December 31, 2018	Change	Twelve Months Ending December 31, 2018

Net revenue	$2,035	$3	$2,038
Shutterfly Consumer net revenue	$1,035	($22)	$1,013
Lifetouch net revenue	$785	$15	$800
SBS net revenue	$215	$10	$225

Gross profit margin[2]	62.4%		53.7%

Operating income	$196	$9	$205
Adjusted EBITDA	$400	$10	$410

Earnings per share	$3.06	$0.21	$3.27

Capital expenditures	$100	—	$100

[1] Excludes restructuring, acquisition-related charges and purchase accounting adjustments related to the deferred revenue write-down and inventory write-up.
[2] The Company substantially completed its assessment of Lifetouch accounting policies during the second quarter of 2018, which resulted in the presentation of photography expenses as cost of net revenue, whereas it had previously been reflected in sales and marketing. Please note, this only impacts income statement presentation and does not impact operating income or adjusted EBITDA. Q2 results and updated guidance reflect this presentation.

Notes to the Second Quarter 2018 Financial Results and Operating Metrics and 2018 Business Outlook
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization, stock-based compensation, capital lease termination, restructuring and acquisition-related costs.
The Company expanded segment reporting in the second quarter of 2018, which now includes segment margin. Segment reporting will continue to report net revenue and cost of net revenue, consistent with previous reporting, but now will also include technology and development, sales and marketing, and credit card fees, arriving at a margin for the segment. The margin of the Company's three segments compares to non-GAAP operating income by adding corporate expenses, amortization of intangible assets, stock-based compensation, and other non-recurring items including restructuring and acquisition-related charges.
Shutterfly Consumer segment includes sales from the Shutterfly brand, the Tiny Prints boutique and BorrowLenses, and are derived from the sale of a variety of products such as, professionally-bound photo books, cards and stationery, custom home décor products and unique photo gifts, calendars and prints, and the related shipping revenue, as well as rental revenue from the BorrowLenses brand. Consumer also includes revenue from advertising displayed on the Company’s website.
Lifetouch segment includes net revenue from professional photography services for schools, preschools and churches, as well as retail studios operated by Lifetouch under the JCPenney Portrait brand.
Shutterfly Business Solutions ("SBS") segment includes net revenue from personalized direct marketing and other end-consumer communications as well as just-in-time, inventory-free printing for the Company's business customers.
Average Order Value ("AOV") is defined as total net revenue (excluding Lifetouch and SBS) divided by total orders.
The Company substantially completed its assessment of Lifetouch accounting policies during the second quarter of 2018, which resulted in the presentation of photography expenses as cost of net revenue, whereas it had previously been reflected in sales and marketing. Please note this only impacts income statement presentation, and does not impact operating income or adjusted EBITDA. Q2 results and updated guidance reflect this presentation.
The financial guidance herein replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

Second Quarter Conference Call
Management will review the second quarter 2018 financial results and its expectations for the third quarter and full year 2018 on a conference call on Tuesday, August 7, 2018 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call and view the accompanying slides, please visit http://www.shutterflyinc.com. In the Investor Relations area, click on the link provided for the webcast, or dial (888) 243-4451 or (412) 542-4135, and ask to be to be joined into the Shutterfly call.  The webcast will be archived and available at http://www.shutterflyinc.com in the Investor Relations section.  A replay of the conference call will be available through Tuesday, August 21, 2018. To hear the replay, please dial (877) 344-7529 or (412) 317-0088 and enter access code 10121786.

Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP net revenue, operating income (loss), net income (loss), net income (loss) per share and adjusted EBITDA. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company's consolidated financial statements presented on a GAAP basis, the Company believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), net income (loss), or net income (loss) per share determined in accordance with GAAP. For more information, please see Shutterfly's SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission's website at www.sec.gov.

Notice Regarding Forward-Looking Statements
This media release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include statements regarding expected opportunities in each of the Company's three segments; the Company's expectation that all three segments will contribute to and benefit from the combined scale and capabilities of the overall Company; the Company's expectation of being on a long-term path for sustained, profitable growth; the Company's excitement about the potential for the combined Company; the Company's intention to net share settle its outstanding warrants; the Company's intention to use cash to pay down acquisition debt and maintain a BB rating profile; the Company's expected continued focus on methods for optimizing capital allocation; the Company's business outlooks for the third and fourth quarters of 2018, and the full year 2018; and the Company's intention to provide additional disclosure about the Company's non-Lifetouch businesses through the second quarter of 2019. You can identify these statements by the use of terminology such as “guidance”, “believe”, “expect”, “will”, “should”, “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, decreased consumer discretionary spending as a result of general economic conditions; the Company's ability to expand its customer base and increase sales to existing customers; the Company's ability to meet production requirements; the Company's ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff its operations; the impact of seasonality on the Company's business; the Company's ability to develop innovative, new products and services on a timely and cost-effective basis; failure to realize the anticipated benefits of the Company's 2017 restructuring activities or of the Lifetouch acquisition; consumer acceptance of the Company's products and services; the Company's ability to develop additional adjacent lines of business; unforeseen changes in expense levels; competition and the pricing strategies of the Company's competitors, which could lead to pricing pressure; the retention of Lifetouch employees and the Company's ability to successfully integrate the Lifetouch businesses; risks inherent in the achievement of anticipated synergies and the timing thereof; and general economic conditions and changes in laws and regulations. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to the Company's business in general, the Company refers you to the “Risk Factors” section of its Securities and Exchange Commission (“SEC”) filings, including the Company's most recent Form 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading retailer and manufacturing platform for high-quality personalized products. Founded in 1999, Shutterfly, Inc. helps customers capture, preserve and share life’s joy through its Shutterfly and Lifetouch brands. Shutterfly brings photos to life in photo books, gifts, home décor, and cards and stationery, through its flagship Shutterfly.com website, including premium offerings in its Tiny Prints boutique. Lifetouch is the national leader in school photography, built on the enduring tradition of “Picture Day”, as well as serving families through portrait studios and partnerships with churches. Additionally, Shutterfly, Inc. operates Shutterfly Business Solutions, delivering digital printing services to businesses, and BorrowLenses, the premier online marketplace for photographic and video equipment rentals. For more information about Shutterfly, Inc. (Nasdaq: SFLY), visit www.shutterflyinc.com.

Contacts Investor Relations: Shawn Tabak, 650-610-6026 stabak@shutterfly.com	Media Relations: Sondra Harding, 650-610-5129 sharding@shutterfly.com

Appendix 1.1
Shutterfly, Inc.
Consolidated Statements of Operations - GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net revenue	$443,372	$209,032	$643,097	$401,004
Cost of net revenue	233,228	118,205	359,275	234,324
Restructuring	—	196	—	1,436
Gross profit	210,144	90,631	283,822	165,244
Operating expenses:
Technology and development	44,420	39,398	82,924	85,353
Sales and marketing	130,643	42,987	168,363	85,874
General and administrative[1]	55,040	27,511	86,604	55,306
Capital lease termination	—	8,098	—	8,098
Restructuring[2]	2,952	4,477	2,952	12,213
Total operating expenses	233,055	122,471	340,843	246,844
Loss from operations	(22,911)	(31,840)	(57,021)	(81,600)
Interest expense	(17,769)	(5,955)	(27,402)	(11,919)
Interest and other income, net	1,561	244	3,310	433
Loss before income taxes	(39,119)	(37,551)	(81,113)	(93,086)
Benefit from income taxes	12,607	14,713	27,436	37,054
Net loss	$(26,512)	$(22,838)	$(53,677)	$(56,032)

Net loss per share - basic and diluted	$(0.80)	$(0.68)	$(1.63)	$(1.67)

Weighted-average shares outstanding - basic and diluted	33,234	33,579	32,970	33,646

Stock-based compensation is allocated as follows:
Cost of net revenue	$943	$1,074	$1,942	$2,243
Technology and development	2,571	2,179	5,001	4,875
Sales and marketing	2,941	2,980	6,445	6,153
General and administrative	5,242	4,236	10,001	8,703
Restructuring	—	—	—	814
	$11,697	$10,469	$23,389	$22,788

Depreciation and amortization is allocated as follows:
Cost of net revenue	$21,944	$15,069	$37,386	$30,052
Technology and development	7,418	7,099	13,715	14,888
Sales and marketing	9,530	2,693	11,571	5,787
General and administrative	1,485	1,096	2,603	2,594
Restructuring	—	2,493	—	5,335
	$40,377	$28,450	$65,275	$58,656

[1] The General and administrative expenses of $55.0 million and $86.6 million for the three and six months ended June 30, 2018, respectively, include $8.0 million and $12.6 million, respectively, of acquisition-related charges.
[2] The divestiture of iMemories resulted in restructuring charges of $3.0 million for the three and six months ended June 30, 2018.

Appendix 1.2
Shutterfly, Inc.
Consolidated Balance Sheets - GAAP
(In thousands, except par value amounts)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$146,701	$489,894
Short-term investments	53,890	178,021
Accounts receivable, net	58,578	82,317
Inventories	15,269	11,019
Prepaid expenses and other current assets	112,196	41,383
Total current assets	386,634	802,634
Long-term investments	24,974	9,242
Property and equipment, net	392,662	266,860
Intangible assets, net	341,769	29,671
Goodwill	841,374	408,975
Other assets	23,623	17,418
Total assets	$2,011,036	$1,534,800

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$15,249	$297,054
Accounts payable	33,178	91,473
Accrued liabilities	146,372	159,248
Deferred revenue	29,448	24,649
Total current liabilities	224,247	572,424
Long-term debt	1,094,347	292,457
Other liabilities	148,146	119,195
Total liabilities	1,466,740	984,076
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 33,381 and 32,297 shares issued and outstanding on June 30, 2018 and December 31, 2017, respectively	3	3
Additional paid-in capital	1,036,962	996,301
Accumulated other comprehensive income	4,164	1,778
Accumulated deficit	(496,833)	(447,358)
Total stockholders' equity	544,296	550,724
Total liabilities and stockholders' equity	$2,011,036	$1,534,800

Appendix 1.3
Shutterfly, Inc.
Consolidated Statements of Cash Flows - GAAP
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(53,677)	$(56,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	50,111	45,121
Amortization of intangible assets	15,164	8,200
Amortization of debt discount and issuance costs	7,009	7,524
Stock-based compensation, net of forfeitures	23,389	21,974
Loss on disposal of property and equipment	154	467
Deferred income taxes	17,571	(7,103)
Restructuring	752	10,764
Other	(272)	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	30,767	27,286
Inventories	15,607	1,415
Prepaid expenses and other assets	(42,795)	(19,776)
Accounts payable	(69,708)	(39,949)
Accrued and other liabilities	(130,127)	(58,605)
Net cash used in operating activities	(136,055)	(58,714)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(890,052)	—
Purchases of property and equipment	(17,692)	(8,176)
Capitalization of software and website development costs	(21,392)	(17,058)
Purchases of investments	(9,523)	(39,805)
Proceeds from the maturities of investments	174,329	19,033
Proceeds from the sales of investments	45,106	—
Proceeds from sale of property and equipment	1,132	11,678
Net cash used in investing activities	(718,092)	(34,328)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	16,577	520
Repurchases of common stock	—	(50,000)
Principal payments of borrowings	(302,608)	—
Principal payments of capital lease and financing obligations	(9,396)	(20,621)
Proceeds from borrowings, net of issuance costs	806,652	—
Net cash provided by (used in) financing activities	511,225	(70,101)
Effect of exchange rate changes on cash and cash equivalents	(271)	—
Net decrease in cash and cash equivalents	(343,193)	(163,143)
Cash and cash equivalents, beginning of period	489,894	289,224
Cash and cash equivalents, end of period	$146,701	$126,081

Supplemental schedule of non-cash investing / financing activities:
Net (decrease) increase in accrued purchases of property and equipment	$(1,200)	$745
Net increase in accrued capitalized software and website development costs	1,119	270
Stock-based compensation capitalized with software and website development costs	697	758
Property and equipment acquired under capital leases	2,969	6,228
Net increase in receivable proceeds from the sale of property and equipment	—	9,250

Appendix 1.4
Shutterfly, Inc.
Shutterfly Consumer Metrics Disclosure
(Unaudited)

	Three Months Ended
	June 30,
	2018	2017
Shutterfly Consumer Metrics
Customers [1]	3,140,246	3,350,434
year-over-year change	(6)%

Orders	4,788,564	5,467,763
year-over-year change	(12)%

Average order value [2]	$34.46	$32.75
year-over-year change	5%

[1] An active customer is defined as one that has transacted in the last trailing twelve months.
[2] Average order value excludes Lifetouch and SBS revenue.

Appendix 1.5
Shutterfly, Inc.
Shutterfly Consumer net revenue by Brand
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2017	2017	2017	2017	2018	2018	2017

Shutterfly Consumer net revenue
Shutterfly brand	$123,903	$139,908	$115,883	$464,547	$142,664	$154,181	$844,242
Tiny Prints Boutique	—	—	1,942	48,932	2,103	1,397	50,874
Tiny Prints [1]	10,465	12,917	—	—	—	—	23,382
Wedding Paper Divas [2]	14,290	11,365	8,523	—	—	—	34,178
MyPublisher [3]	4,936	6,056	—	—	—	—	10,992
Other	7,051	8,844	9,070	8,330	7,292	9,425	33,295
Total	$160,645	$179,090	$135,418	$521,809	$152,059	$165,003	$996,963

[1] Tiny Prints website shut down on June 28, 2017.
[2] Wedding Paper Divas website shut down on September 13, 2017.
[3] MyPublisher website shut down on May 15, 2017.

Appendix 2.1
Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

The Company expanded segment reporting, which now includes segment margin. Segment reporting will continue to report net revenue and cost of net revenue, consistent with previous reporting, but now will also include technology and development, sales and marketing, and credit card fees, arriving at a margin for the segment. The margin of the Company's three segments compares to non-GAAP operating income by adding corporate expenses, amortization of intangible assets, stock-based compensation, and other non-recurring items including restructuring and acquisition-related charges.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Shutterfly Consumer:
Net revenue	$165,003	$179,090	$317,062	$339,735
Cost of net revenue	86,065	92,049	170,909	181,903
Technology and development	29,830	33,037	61,959	71,966
Sales and marketing	29,956	36,406	60,681	72,144
Credit card fees	4,349	4,654	8,548	8,943
Margin[1]	$14,803	$12,944	$14,965	$4,779
Margin %	9%	7%	5%	1%

Lifetouch[2]:
Net revenue[3]	$261,911	$—	$261,911	$—
Cost of net revenue[4]	91,148	—	91,148	—
Technology and development	7,109	—	7,109	—
Sales and marketing	86,960	—	86,960	—
Credit card fees	1,165	—	1,165	—
Margin[1]	$75,529	$—	$75,529	$—
Margin %	29%	—%	29%	—%

Shutterfly Business Solutions:
Net revenue	$49,809	$29,942	$97,475	$61,269
Cost of net revenue	41,610	23,900	81,519	47,738
Technology and development	3,049	4,182	6,994	8,511
Sales and marketing	1,619	931	3,069	1,839
Margin[1]	$3,531	$929	$5,893	$3,181
Margin %	7%	3%	6%	5%

Consolidated Segments:
Net revenue[3]	$476,723	$209,032	$676,448	$401,004
Cost of net revenue[4]	218,823	115,949	343,576	229,641
Technology and development	39,988	37,219	76,062	80,477
Sales and marketing	118,535	37,337	150,710	73,983
Credit card fees	5,514	4,654	9,713	8,943
Margin[1]	$93,863	$13,873	$96,387	$7,960
Margin %	20%	7%	14%	2%

[1] The margins reported reflect only costs that are directly attributable or allocable to a specific segment and exclude corporate expenses, amortization of intangible assets, stock-based compensation and other one-time charges.

[2] The Company acquired Lifetouch on April 2, 2018.
[3] Yearbook sales and collections are made throughout the school year, whereas yearbooks are typically delivered toward the end of the school year in the second quarter. Business combination accounting principles require the Company to write down to fair value the deferred revenue assumed in acquisitions based on the cost to manufacture and deliver the yearbooks, plus a profit margin. Therefore, GAAP revenue after an acquisition does not reflect the full amount that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments eliminate the effect of the deferred revenue write-down. The Company believes these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of the Company's business.

[4] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to the Company's cost of net revenue excludes the expected profit margin component that is recorded under business combination accounting principles. The Company believes the adjustment is useful to investors as an additional means to reflect cost of net revenue and gross profit trends of the Company's business.

The following table reconciles operating segment margin to total operating income (loss), operating segment net revenue to total net revenue and operating segment cost of net revenue to total cost of net revenue:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Total margin for operating segments	$93,863	$13,873	$96,387	$7,960
Purchase accounting deferred revenue adjustment[1]	(33,351)	—	(33,351)	—
Purchase accounting inventory adjustment[2]	(10,931)	—	(10,931)	—
Corporate expenses[3]	(37,012)	(18,613)	(55,036)	(36,825)
Amortization of intangible assets	(12,831)	(3,860)	(15,164)	(8,200)
Stock-based compensation for operating segments	(11,697)	(10,469)	(23,389)	(22,788)
Restructuring	(2,952)	(4,673)	(2,952)	(13,649)
Acquisition-related charges	(8,000)	—	(12,585)	—
Capital lease termination	—	(8,098)	—	(8,098)
Operating income (loss)	$(22,911)	$(31,840)	$(57,021)	$(81,600)
Operating margin	(5)%	(15)%	(9)%	(20)%

Total net revenue for all operating segments	$476,723	$209,032	$676,448	$401,004
Purchase accounting deferred revenue adjustment[1]	(33,351)	—	(33,351)	—
Total net revenue	$443,372	$209,032	$643,097	$401,004

Total cost of net revenue for all operating segments	$218,823	$115,949	$343,576	$229,641
Purchase accounting inventory adjustment[2]	10,931	—	10,931	—
Stock-based compensation for cost of net revenue	943	1,074	1,942	2,243
Amortization of intangible assets for cost of net revenue	2,531	1,182	2,826	2,440
Total cost of net revenue	$233,228	$118,205	$359,275	$234,324

[1] Yearbook sales and collections are made throughout the school year, whereas yearbooks are typically delivered toward the end of the school year in the second quarter. Business combination accounting principles require the Company to write down to fair value the deferred revenue assumed in acquisitions based on the cost to manufacture and deliver the yearbooks, plus a profit margin. Therefore, GAAP revenue after an acquisition does not reflect the full amount that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments eliminate the effect of the deferred revenue write-down. The Company believes these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of the Company's business.

[2] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to the Company's cost of net revenue excludes the expected profit margin component that is recorded under business combination accounting principles. The Company believes the adjustment is useful to investors as an additional means to reflect cost of net revenue and gross profit trends of the Company's business.

[3] Corporate expenses include activities that are not directly attributable or allocable to a specific segment. This category consists primarily of expenses related to certain functions performed at the corporate level such as non-manufacturing facilities, human resources, finance and accounting, legal, information technology, integration, etc.

Appendix 3.1
Shutterfly, Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands)
(Unaudited)

The Company substantially completed its assessment of Lifetouch accounting policies during the second quarter of 2018, which resulted in the presentation of photography expenses as cost of net revenue, whereas it had previously been reflected in sales and marketing, which has the impact of reducing sales and marketing expense by $48 million and increasing cost of net revenue by a corresponding amount. There is no impact to operating income or adjusted EBITDA.

	Three Months Ended					Three Months Ended
	June 30, 2018					June 30, 2018
	GAAP Income	Non-GAAP		Non-recurring		Normalized
	Statement	Adjustments		Adjustments		Non-GAAP
Net revenue
Shutterfly consumer	$165,003					$165,003
Lifetouch	228,560	33,351	[1]			261,911
Shutterfly business solutions	49,809					49,809
Total net revenue	443,372	33,351				476,723
Cost of net revenue	233,228	(10,931)	[2]			222,297
Gross profit	210,144	44,282				254,426
Gross profit margin	47.4%					53.4%

Operating expenses
Technology and development	44,420					44,420
Sales and marketing	130,643					130,643
General and administrative	55,040			(8,000)	[3]	47,040
Restructuring	2,952			(2,952)	[4]	—
Total operating expenses	233,055			(10,952)		222,103
Operating (loss) income	(22,911)					32,323
Operating margin	(5.2)%					6.8%

Interest expense	(17,769)					(17,769)
Interest and other income, net	1,561					1,561
(Loss) income before income taxes	(39,119)	44,282		10,952		16,115
(Provision for) benefit from income taxes	12,607					(2,564)
Net (loss) income	$(26,512)					$13,551

Net (loss) income per share:
Basic	$(0.80)					$0.41
Diluted	$(0.80)					$0.38

Weighted-average shares outstanding
Basic	33,234					33,234
Diluted	33,234					35,775

Operating (loss) income						32,323
Stock-based compensation						11,697
Amortization of intangible assets						12,831
Depreciation						27,546
Adjusted EBITDA						$84,397
Adjusted EBITDA margin						17.7%

	Six Months Ended					Six Months Ended
	June 30, 2018					June 30, 2018
	GAAP Income	Non-GAAP		Non-recurring		Normalized
	Statement	Adjustments		Adjustments		Non-GAAP
Net revenue
Shutterfly consumer	$317,062					$317,062
Lifetouch	228,560	33,351	[1]			261,911
Shutterfly business solutions	97,475					97,475
Total net revenue	643,097	33,351				676,448
Cost of net revenue	359,275	(10,931)	[2]			348,344
Gross profit	283,822	44,282				328,104
Gross profit margin	44.1%					48.5%

Operating expenses
Technology and development	82,924					82,924
Sales and marketing	168,363					168,363
General and administrative	86,604			(12,585)	[3]	74,019
Restructuring	2,952			(2,952)	[4]	—
Total operating expenses	340,843			(15,537)		325,306
Operating (loss) income	(57,021)					2,798
Operating margin	(8.9)%					0.4%

Interest expense	(27,402)					(27,402)
Interest and other income, net	3,310					3,310
Loss before income taxes	(81,113)	44,282		15,537		(21,294)
Benefit from income taxes	27,436					11,080
Net loss	$(53,677)					$(10,214)

Net loss per share - basic and diluted	$(1.63)					$(0.31)

Weighted-average shares outstanding	32,970					32,970

Operating (loss) income						2,798
Stock-based compensation						23,389
Amortization of intangible assets						15,164
Depreciation						50,111
Adjusted EBITDA						$91,462
Adjusted EBITDA margin						13.5%

[1] Yearbook sales and collections are made throughout the school year, whereas yearbooks are typically delivered toward the end of the school year in the second quarter. Business combination accounting principles require the Company to write down to fair value the deferred revenue assumed in acquisitions based on the cost to manufacture and deliver the yearbooks, plus a profit margin. Therefore, GAAP revenue after an acquisition does not reflect the full amount that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments eliminate the effect of the deferred revenue write-down. The Company believes these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of the Company's business.

[2] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to the Company's cost of net revenue excludes the expected profit margin component that is recorded under business combination accounting principles. The Company believes the adjustment is useful to investors as an additional means to reflect cost of net revenue and gross profit trends of the Company's business.

[3] Acquisition-related charges for Lifetouch acquisition.
[4] Restructuring charge related to divestiture of iMemories.

Appendix 4.1
Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2017	2017	2017	2017	2018	2018	2017

GAAP net income (loss)	$(33,194)	$(22,838)	$(25,607)	$111,724	$(27,165)	$(26,512)	$30,085
Capital lease termination	—	8,098	—	—	—	—	8,098
Restructuring	8,976	4,673	3,317	—	—	2,952	16,966
Acquisition-related charges	—	—	—	—	4,585	8,000	—
Purchase accounting adjustments	—	—	—	—	—	44,282	—
Tax benefit impact of non-recurring items	(3,948)	(4,829)	(1,669)	—	(1,185)	(15,171)	(10,446)
Benefit from 2017 tax reform legislation	—	—	—	(8,875)	—	—	(8,875)
Non-GAAP net income (loss)	$(28,166)	$(14,896)	$(23,959)	$102,849	$(23,765)	$13,551	$35,828

GAAP diluted shares outstanding	33,712	33,579	32,878	33,114	32,702	33,234	34,106
Non-GAAP diluted shares outstanding	33,712	33,579	32,878	33,114	32,702	35,775	34,106

GAAP net income (loss) per share	$(0.98)	$(0.68)	$(0.78)	$3.37	$(0.83)	$(0.80)	$0.88
Non-GAAP net income (loss) per share	$(0.84)	$(0.44)	$(0.73)	$3.11	$(0.73)	$0.38	$1.05

Appendix 4.2
Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2017	2017	2017	2017	2018	2018	2017

GAAP net income (loss)	$(33,194)	$(22,838)	$(25,607)	$111,724	$(27,165)	$(26,512)	$30,085
Interest expense	5,964	5,955	6,699	9,219	9,633	17,769	27,836
Interest and other income, net	(189)	(244)	(253)	(794)	(1,749)	(1,561)	(1,481)
Tax (benefit) provision	(22,341)	(14,713)	(16,660)	58,873	(14,829)	(12,607)	5,160
Depreciation and amortization	27,364	25,957	24,815	25,724	24,898	40,377	103,862
Stock-based compensation	11,505	10,469	10,736	10,863	11,692	11,697	43,573
Capital lease termination	—	8,098	—	—	—	—	8,098
Restructuring	8,976	4,673	3,317	—	—	2,952	16,966
Acquisition-related charges	—	—	—	—	4,585	8,000	—
Purchase accounting adjustments	—	—	—	—	—	44,282	—
Non-GAAP Adjusted EBITDA	$(1,915)	$17,357	$3,047	$215,609	$7,065	$84,397	$234,099

Appendix 4.3
Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2017	2017	2017	2017	2018	2018	2017

Net cash provided by (used in) operating activities	$(72,386)	$13,672	$(21,945)	$320,183	$(124,332)	$(11,723)	$239,524
Interest expense	5,964	5,955	6,699	9,219	9,633	17,769	27,836
Interest and other income, net	(189)	(244)	(253)	(794)	(1,749)	(1,561)	(1,481)
Tax (benefit) provision	(22,341)	(14,713)	(16,660)	58,873	(14,829)	(12,607)	5,160
Changes in operating assets and liabilities	92,194	(2,565)	35,336	(159,600)	142,368	53,888	(34,634)
Other adjustments	(6,265)	5,377	(2,575)	(13,026)	(8,611)	(15,851)	(16,488)
Cash restructuring	1,108	1,777	2,445	754	—	2,200	6,084
Capital lease termination	—	8,098	—	—	—	—	8,098
Acquisition-related charges	—	—	—	—	4,585	8,000	—
Purchase accounting adjustments	—	—	—	—	—	44,282	—
Non-GAAP Adjusted EBITDA	$(1,915)	$17,357	$3,047	$215,609	$7,065	$84,397	$234,099

Appendix 5.1
Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance [1]
	GAAP				Non-GAAP
	Twelve Months Ending December 31, 2018		Non-GAAP Adjustment		Twelve Months Ending December 31, 2018
	Low	High			Low	High

Net revenue	$1,972	$2,027	$38	[2]	$2,010	$2,065
Shutterfly Consumer net revenue	$1,000	$1,025			$1,000	$1,025
Lifetouch net revenue	$752	$772	$38	[2]	$790	$810
SBS net revenue	$220	$230			$220	$230

Cost of net revenue	$942	$966	($11)	[3]	$931	$956
Gross profit	$1,030	$1,060	$49	[2][3]	$1,079	$1,109
Gross profit margin	52.2%	52.3%			53.7%	53.7%

Operating income	$146	$166	$49	[2][3]	$196	$215
Operating margin	7.4%	8.2%			9.7%	10.4%

Operating income	$146	$166	$49	[2][3]	$196	$215
Stock-based compensation					$51	$51
Amortization of intangible assets					$39	$39
Depreciation					$114	$114
Adjusted EBITDA					$400	$420
Adjusted EBITDA margin					19.9%	20.3%

Capital expenditures	$100	$100			$100	$100
Capital expenditures as % of net revenue	5.1%	4.9%			5.0%	4.8%

Tax rate [4]	21.0%	21.0%			21.0%	21.0%

Net income per share
Basic and Diluted	$1.94	$2.39	$1.11		$3.05	$3.50

Weighted average shares
Basic and Diluted	35.0	35.0			35.0	35.0

[1] Excludes restructuring and acquisition-related charges.
[2] Yearbook sales and collections are made throughout the school year, whereas yearbooks are typically delivered toward the end of the school year in the second quarter. Business combination accounting principles require the Company to write down to fair value the deferred revenue assumed in acquisitions based on the cost to manufacture and deliver the yearbooks, plus a profit margin. Therefore, GAAP revenue after an acquisition does not reflect the full amount that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments eliminate the effect of the deferred revenue write-down. The Company believes these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of the Company's business.

[3] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to the Company's cost of net revenue excludes the expected profit margin component that is recorded under business combination accounting principles. The Company believes the adjustment is useful to investors as an additional means to reflect cost of net revenue and gross margin trends of the Company's business.

[4] Effective tax rate assumes windfall from stock-based compensation for shares expected to vest for the remainder of 2018, based on the Company’s average stock price over the last three months.

Appendix 5.2
Shutterfly, Inc.
Supplemental Information on Forward-Looking Guidance
(In millions, except per share amounts)
(Unaudited)

	Actuals		Non-GAAP Quarterly Midpoint Targets[1]
	Three Months Ended		Three Months Ending		Twelve Months Ending
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018

Net revenue	$200	$477	$379	$982	$2,038
Shutterfly Consumer net revenue	$152	$165	$133	$563	$1,013
Lifetouch net revenue	—	$262	$190	$348	$800
SBS net revenue	$48	$50	$56	$72	$225

Gross profit	$74	$254	$163	$603	$1,093
Gross profit margin	36.9%	53.4%	43.0%	61.4%	53.7%

Operating income (loss)	($30)	$32	($92)	$294	$205
Operating margin	(14.8%)	6.8%	(24.2%)	29.9%	10.1%

Operating income (loss)	($30)	$32	($92)	$294	$205
Stock-based compensation	$12	$12	$13	$15	$51
Amortization of intangible assets	$2	$12	$12	$13	$39
Depreciation	$23	$28	$31	$33	$114
Adjusted EBITDA	$7	$84	($36)	$354	$410
Adjusted EBITDA margin	3.5%	17.7%	(9.4%)	36.1%	20.1%

Tax rate	36.5%	15.9%	24.2%	24.3%	21.0%

Net income (loss) per share
Basic	($0.73)	—	($2.44)	—	—
Diluted	—	$0.38	—	$5.89	$3.27

Weighted average shares
Basic	32.7	—	33.4	—	—
Diluted	—	35.8	—	35.1	35.0

[1] Sum of quarterly targets equal the mid-point of 2018 annual non-GAAP guidance. Excludes restructuring and acquisition-related charges.